Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen New York Dividend Advantage
Municipal Fund
811-09135

A special meeting of shareholders was held in the offices of Nuveen Investments on May 15, 2009, and was subsequently adjourned to June 17, 2009, and additionally adjourned to July 24, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.

Voting results for the elimination of and approval of new Fundamental Investment Policies are as follows:

<c>Common and MuniPreferred
 shares voting together as a class

<c>MuniPreferred shares
voting together as a class
To approve the elimination of the
 Fund s fundamental policy
relating to investments in below
investment grade securities.


   For
                              4,676,107
                                     1,453
   Against
                                 500,969
                                        115
   Abstain
                                 204,535
                                          12
   Broker Non-Votes
                              1,499,130
                                          -
      Total
                              6,880,741
                                     1,580



To approve the elimination of the
 Fund s fundamental policy
relating to investments in tax-
exempt municipal bonds.


   For
                              4,693,830
                                     1,448
   Against
                                 500,384
                                        120
   Abstain
                                 184,237
                                          12
   Broker Non-Votes
                              1,502,290
                                          -
      Total
                              6,880,741
                                     1,580



To approve the new fundamental
policy relating to investments in
municipal securities for the
Fund.


   For
                              4,723,120
                                     1,453
   Against
                                 427,066
                                        115
   Abstain
                                 228,265
                                          12
   Broker Non-Votes
                              1,502,290
                                          -
      Total
                              6,880,741
                                     1,580



To approve the elimination of the
Fund s fundamental policy
relating to investments of at least
 80% of its net assets in
investment grade quality
municipal bonds.


   For
                              4,657,953
                                     1,453
   Against
                                 513,879
                                        115
   Abstain
                                 206,619
                                          12
   Broker Non-Votes
                              1,502,290
                                          -
      Total
                              6,880,741
                                     1,580


Proxy materials are herein incorporated by reference to the SEC filing on April 2, 2009, under Conformed Submission Type DEF 14A, accession number 0000950137-09-002522.